Exhibit 99.1

Teradyne Reports First Quarter 2026 Results

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Record revenue and earnings both above the high end of our Q1 Guidance
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Revenue of $1.282B up 87%, GAAP EPS of $2.53 and non-GAAP EPS of $2.56, both up significantly from Q1’25
•
Record results driven by AI-related demand strength across compute segments and memory

	Q1'26	Q1'25	Q4'25
Revenue (mil)	$1,282	$686	$1,083
GAAP EPS	$2.53	$0.61	$1.63
Non-GAAP EPS	$2.56	$0.75	$1.80

NORTH READING, Mass. – April 28, 2026 – Teradyne, Inc. (NASDAQ:TER) reported revenue of $1,282 million for the first quarter of 2026 of which $1,111 million was in Semiconductor Test, $91 million in Robotics, and $80 million in Product Test. GAAP net income for the first quarter of 2026 was $398.9 million, or $2.53 per diluted share. On a non-GAAP basis, Teradyne’s net income for the first quarter of 2026 was $402.9 million, or $2.56 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, and the related tax impact on non-GAAP adjustments.

"Our Q1 results reached a new record high. With approximately 70% of our revenue tied to AI-related demand, our results reflect the strength of our wafer to AI data center strategy. All of our business groups - Semiconductor Test, Product Test, and Robotics - delivered strong year-over-year growth which we expect to continue with robust AI driven momentum as the catalyst,” said Teradyne CEO Greg Smith.

Guidance for the second quarter of 2026 is revenue of $1,150 million to $1,250 million, with GAAP net income of $1.83 to $2.12 per diluted share and non-GAAP net income of $1.86 to $2.15 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and amortization on our investment in Technoprobe, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, April 29, 2026. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 7:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income excludes acquired intangible assets amortization, restructuring and other, ERP related expenses, inventory step-up, pension mark-to-market adjustment, pension actuarial gains and losses, discrete income tax adjustments, and the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne's customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department of Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current or future geopolitical conflicts; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2026

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)

	Quarter Ended
	March 29, 2026	December 31, 2025	March 30, 2025
Net revenues	$1,282,494	$1,083,337	$685,680
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	501,545	463,647	270,344
Gross profit	780,949	619,690	415,336
Operating expenses:
Selling and administrative (2)	166,737	164,693	157,257
Engineering and development	135,561	143,265	118,188
Acquired intangible assets amortization	2,224	3,451	4,573
Restructuring and other (3)	3,425	15,081	14,515
Operating expenses	307,947	326,490	294,533
Income from operations	473,002	293,200	120,803
Interest and other (income) expense (4)	7,326	3,625	1,779
Income before income taxes	465,676	289,575	119,024
Income tax provision	62,157	29,151	14,544
Income before equity in net earnings of affiliate	$403,519	$260,424	$104,480
Equity in net earnings of affiliate	(4,611)	(3,204)	(5,584)
Net income	$398,908	$257,220	$98,896

Net income per common share:
Basic	$2.55	$1.64	$0.61
Diluted	$2.53	$1.63	$0.61
Weighted average common shares - basic	156,410	156,412	161,501
Weighted average common shares - diluted	157,636	157,651	161,996

Cash dividend declared per common share	$0.13	$0.12	$0.12

(1)
Cost of revenues includes:

	Quarter Ended
	March 29, 2026	December 31, 2025	March 30, 2025
Provision for excess and obsolete inventory	$4,682	$6,607	$4,945
Inventory step-up	118	348	216
Sale of previously written down inventory	(297)	(494)	(324)
	$4,503	$6,461	$4,837

(2)
For the quarters ended March 29, 2026, December 31, 2025, and March 30, 2025, selling and administrative expenses included $1.7 million, $1.9 million, and $0.7 million, respectively, of expenses directly related to a planned ERP system implementation.

(3)
Restructuring and other consists of:

	Quarter Ended
	March 29, 2026	December 31, 2025	March 30, 2025
Acquisition and divestiture related expenses	$1,699	$602	$1,972
Employee severance (a)	854	10,851	11,395
Asset impairment	—	3,329	1,142
Other	872	299	6
	$3,425	$15,081	$14,515

(a)
For the three months ended December 31, 2025, and March 30, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 200 and 150 employees, respectively.

(4)
Interest and other includes:

	Quarter Ended
	March 29, 2026	December 31, 2025	March 30, 2025
Pension actuarial losses (gains)	$—	$1,338	$—
Pension settlement loss (gain)	—	18	—
Loss (gain) on foreign exchange contract	—	—	(561)

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 29, 2026	December 31, 2025
Assets
Cash and cash equivalents	$241,944	$293,751
Marketable securities	3,653	28,247
Accounts receivable, net	1,107,522	786,913
Inventories, net	362,757	379,552
Prepayments	438,577	427,564
Other current assets	18,720	33,273
Total current assets	2,173,173	1,949,300

Property, plant and equipment, net	585,724	562,999
Operating lease right-of-use assets, net	76,222	76,635
Marketable securities	148,374	126,256
Deferred tax assets	281,776	275,265
Retirement plans assets	12,078	12,059
Equity method investment	522,583	537,098
Other assets	70,743	71,697
Acquired intangible assets, net	48,979	51,271
Goodwill	514,175	521,019
Total assets	$4,433,827	$4,183,599

Liabilities
Accounts payable	$344,681	$269,185
Accrued employees’ compensation and withholdings	156,194	254,973
Deferred revenue and customer advances	197,127	153,124
Other accrued liabilities	122,512	111,845
Operating lease liabilities	18,438	19,340
Short-term debt	—	200,000
Income taxes payable	173,259	106,740
Total current liabilities	1,012,211	1,115,207

Retirement plans liabilities	143,354	144,874
Long-term deferred revenue and customer advances	58,371	50,888
Deferred tax liabilities	4,556	5,378
Long-term other accrued liabilities	7,559	7,601
Long-term operating lease liabilities	63,960	63,899
Total liabilities	1,290,011	1,387,847

Shareholders’ equity	3,143,816	2,795,752
Total liabilities and shareholders’ equity	$4,433,827	$4,183,599

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 29, 2026	March 30, 2025
Cash flows from operating activities:
Net income	$398,908	$98,896
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,240	25,523
Stock-based compensation	21,902	15,204
Equity in net earnings of affiliate	4,611	5,584
Amortization	2,415	4,779
Provision for excess and obsolete inventory	4,682	4,945
Losses (gains) on investments	3,317	3,372
Deferred taxes	(7,777)	(7,811)
Other	2,286	3,483
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(322,017)	13,053
Inventories	20,827	(31,049)
Prepayments and other assets	4,049	13,650
Accounts payable and other liabilities	(15,025)	(9,950)
Deferred revenue and customer advances	51,964	10,200
Retirement plans contributions	(1,534)	(1,282)
Income taxes	66,276	13,040
Net cash provided by operating activities	265,124	161,637

Cash flows from investing activities:
Purchases of property, plant and equipment	(64,733)	(64,021)
Purchase of investment in a business	—	(3,011)
Purchases of marketable securities	(40,797)	(10,753)
Acquisition of businesses, net of cash and cash equivalents acquired	—	(17,002)
Proceeds from maturities of marketable securities	10,910	27,381
Proceeds from sales of marketable securities	27,328	5,633
Net cash used for investing activities	(67,292)	(61,773)

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	50,000	—
Repayments of borrowings on revolving credit facility	(250,000)	—
Dividend payments	(20,362)	(19,406)
Repurchase of common stock	(5,518)	(157,475)
Payments related to net settlement of employee stock compensation awards	(39,437)	(14,726)
Issuance of common stock under stock purchase and stock option plans	15,101	14,792
Net cash used for financing activities	(250,216)	(176,815)

Effects of exchange rate changes on cash and cash equivalents	577	(771)
(Decrease) increase in cash and cash equivalents	(51,807)	(77,722)
Cash and cash equivalents at beginning of period	293,751	553,354
Cash and cash equivalents at end of period	$241,944	$475,632

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 29, 2026	% of Net Revenues			December 31, 2025	% of Net Revenues			March 30, 2025	% of Net Revenues
Net revenues	$1,282.5				$1,083.3				$685.7
Gross profit GAAP	780.9	60.9%			619.7	57.2%			415.3	60.6%
Inventory step-up	0.1	0.0%			0.3	0.0%			0.2	0.0%
Gross profit non-GAAP	781.0	60.9%			620.0	57.2%			415.5	60.6%
Income from operations - GAAP	473.0	36.9%			293.2	27.1%			120.8	17.6%
Restructuring and other (1)	3.4	0.3%			15.1	1.4%			14.5	2.1%
Acquired intangible assets amortization	2.2	0.2%			3.5	0.3%			4.6	0.7%
ERP related expenses (2)	1.7	0.1%			1.9	0.2%			0.7	0.1%
Inventory step-up	0.1	0.0%			0.3	0.0%			0.2	0.0%
Income from operations - non-GAAP	$480.4	37.5%			$314.0	29.0%			$140.8	20.5%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	March 29, 2026	% of Net Revenues	Basic	Diluted	December 31, 2025	% of Net Revenues	Basic	Diluted	March 30, 2025	% of Net Revenues	Basic	Diluted
Net income - GAAP	$398.9	31.1%	$2.55	$2.53	$257.2	23.7%	$1.64	$1.63	$98.9	14.4%	$0.61	$0.61
Amortization of equity method investment	7.7	0.6%	0.05	0.05	7.6	0.7%	0.05	0.05	7.4	1.1%	0.05	0.05
Restructuring and other (1)	3.4	0.3%	0.02	0.02	15.1	1.4%	0.10	0.10	14.5	2.1%	0.09	0.09
Acquired intangible assets amortization	2.2	0.2%	0.01	0.01	3.5	0.3%	0.02	0.02	4.6	0.7%	0.03	0.03
ERP related expenses (2)	1.7	0.1%	0.01	0.01	1.9	0.2%	0.01	0.01	0.7	0.1%	0.00	0.00
Inventory step-up	0.1	0.0%	0.00	0.00	0.3	0.0%	0.00	0.00	0.2	0.0%	0.00	0.00
Pension mark-to-market adjustment (3)	—	—	—	—	1.3	0.1%	0.01	0.01	—	—	—	—
Pension settlement loss (gain)	—	—	—	—	0.1	0.0%	0.00	0.00	—	—	—	—
Loss (gain) of foreign exchange contract	—	—	—	—	—	—	—	—	(0.6)	-0.1%	(0.00)	(0.00)
Exclude discrete tax adjustments	(9.3)	-0.7%	(0.06)	(0.06)	0.4	0.0%	0.00	0.00	0.9	0.1%	0.01	0.01
Non-GAAP tax adjustments	(1.8)	-0.1%	(0.01)	(0.01)	(4.3)	-0.4%	(0.03)	(0.03)	(5.1)	-0.7%	(0.03)	(0.03)
Net income - non-GAAP	$402.9	31.4%	$2.58	$2.56	$283.0	26.1%	$1.81	$1.80	$121.5	17.7%	$0.75	$0.75

GAAP and non-GAAP weighted average common shares - basic	156.4				156.4				161.5
GAAP and non-GAAP weighted average common shares - diluted	157.6				157.7				162.0

(1)
Restructuring and other consists of:

	Quarter Ended
	March 29, 2026	December 31, 2025	March 30, 2025
Acquisition and divestiture related expenses	$1.7	$0.6	$2.0
Employee severance (a)	0.9	10.9	11.4
Asset impairment	—	3.3	1.1
Other	0.9	0.3	—
	$3.5	$15.1	$14.5

(a)
For the quarters ended December 31, 2025 and March 30, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 200 and 150 employees, respectively.

(2)
For the quarters ended March 29, 2026, December 31, 2025 and March 30, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(3)
For the quarter ended December 31, 2025, adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

GAAP to Non-GAAP Reconciliation of Second Quarter 2026 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$1,150 million	to	$1,250 million
GAAP net income per diluted share	$1.83		$2.12
Exclude acquired intangible assets amortization	0.01		$0.01
Exclude equity method investment amortization	0.03		$0.03
Non-GAAP tax adjustments	(0.01)		$(0.01)
Non-GAAP net income per diluted share	$1.86		$2.15

For press releases and other information of interest to investors, please visit Teradyne’s homepage at https://www.teradyne.com.

Contact:	Teradyne, Inc.
Amy McAndrews 978-370-3945
Vice President of Corporate Relations